Exhibit 5

                          WINTHROP & WEINSTINE, P.A.
                           3000 Dain Bosworth Plaza
                            60 South Sixth Street
                         Minneapolis, Minnesota 55402
                                (612) 347-0700

                              September 27, 1996

Securities and Exchange Commission
450 - 5th Street N.W.
Judiciary Plaza
Washington, D.C.  20549

Re:   Financial Services Corporation of the Midwest
      Registration Statement on Form S-2

Ladies and Gentlemen:

We have acted as counsel for Financial Services Corporation of the Midwest, a Delaware corporation ("FSCM"), in connection with the registration on a Form S-2 Registration Statement of the offer and sale ("Offering") of $10,000,000 of FSCM's Notes Due 2006 ("Notes") under an Indenture ("Indenture") to be entered into by and between FSCM and M & I First National Bank, as trustee thereunder ("Trustee").

In rendering the opinions set forth herein, we have reviewed the Registration Statement on Form S-2 ("Registration Statement") filed by FSCM with the Securities and Exchange Commission ("SEC") with respect to the offer and sale of the Notes; FSCM's Certificate of Incorporation as certified by the Delaware Secretary of State on September 18, 1996; FSCM's Bylaws; a Certificate of Good Standing for FSCM issued by the Delaware Secretary of State dated September 18, 1996; the form of Indenture filed as an exhibit to the Registration Statement; and resolutions of FSCM's Board of Directors regarding the authorization of the Offering. With respect to all documents expressly described herein, we have assumed the genuineness of all signatures, the authenticity of all documents purporting to be originals, and the conformity to the originals of all copies.

Based on the forgoing, we are of the opinion that:

1. FSCM is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

2. Upon the sale of the Notes as described in the Registration Statement and execution of the Indenture by FSCM and the Trustee, the Notes will be legally issued, fully paid, and nonassessable and will be binding obligations of FSCM in accordance with their terms and the terms of the Indenture.

We hereby consent to the inclusion in the Registration of this opinion letter as an exhibit and to the reference to this law firm under the "Legal Matters" portion of the Prospectus filed as a part of the Registration Statement.

Very truly yours,

WINTHROP & WEINSTINE, P.A.


By - /s/ Michele D. Vaillancourt
      Michele D. Vaillancourt